EXHIBIT 3.1



                     INTERDIGITAL COMMUNICATIONS CORPORATION

                               AMENDED & RESTATED

                            ARTICLES OF INCORPORATION

                  In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, the Articles of Incorporation of INTERDIGITAL COMMUNICATIONS CORPORATION are hereby amended and restated in their entirety to read as follows:

                                  ARTICLE FIRST

         The name of the Corporation is InterDigital Communications Corporation.

                                 ARTICLE SECOND

         The location and post office address of its registered office is 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

                                  ARTICLE THIRD

         The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purpose or purposes of engaging in or doing any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, including but not limited to manufacturing, owning, using, leasing and dealing in personal property of every class and description, and acquiring, owning, using and disposing of real property of any nature whatsoever.

                                 ARTICLE FOURTH

         The term for which the Corporation is to exist is perpetual.

                                  ARTICLE FIFTH

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is:

     (i) 100,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and

     (ii) 14,398,600 shares of Preferred Stock, $0.10 par value per share ("Preferred Stock").

                  The voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights (the "Rights and Preferences") of the shares of the respective classes of stock of the Corporation are and will be determined as follows:

                  A. Preferred Stock

                  The Board of Directors of the Corporation shall have full and complete authority, by resolution from time to time, to establish one or more series and to issue shares of Preferred Stock and to fix, determine and vary the Rights and Preferences of each series of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.

                  B. Series B Junior Participating Preferred Stock.

                  The series of Preferred Stock, $.10 par value per share, of the Corporation known as Series B Junior Participating Preferred Stock shall have the following Rights and Preferences:

                  Section 1. Designation and Amount.

                  The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" and the number of shares constituting such series shall be 90,000. In this Article Fifth, the Series B Junior Participating Preferred Stock is sometimes referred to as the "Series B Preferred Stock."

                  Section 2. Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share (a "Unit") of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) dividends payable in cash when and if declared by the Board of Directors of the Corporation in respect of the Common Stock (each such date being a "Dividend Payment Date") commencing on the first Dividend Payment Date after the first issuance of such Unit of Series B Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, distributions (payable in kind) on each Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of common stock since the immediately preceding Dividend Payment Date, or with respect to the first Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock. In the event that the Corporation shall at any time after December 13, 1996 (the "Rights Declaration Date"), (i) declare any dividend on outstanding shares of Common Stock payable in shares of common stock, (ii) subdivide outstanding shares of Common Stock or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Preferred Stock was entitled immediately prior to such event pursuant to the next preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on Units of Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock).

                  Section 3. Voting Rights.

                  The holders of Units of Series B Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of Units of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of holders of Common Stock of the Corporation.

                  (C) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Certain Restrictions.

                  (A) Whenever any dividends or distributions payable, on Units of Series B Preferred Stock as provided in Section 2 have not been paid in full, thereafter and until all such accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Preferred Stock shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or repurchase or otherwise acquire for consideration, any shares of junior stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series B Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                  (iii) redeem or repurchase or otherwise acquire for consideration shares of any parity stock; provided, however, that the Corporation may at any time redeem, repurchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

                  (iv) repurchase or otherwise acquire for consideration (other than shares of junior stock) any Units of Series B Preferred Stock, except in accordance with a repurchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units on the same terms.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, repurchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares.

                  Any Units of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

                  (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the amount, per Unit, equal to the aggregate per share amount to be distributed to holders of shares of common stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Preferred Stock are entitled under clause (i) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

                  (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc.

                  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. Redemption.

                  The Units of Series B Preferred Stock shall not be redeemable.

                  Section 9. Ranking.


                  The Units of Series B Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                  Section 10. Amendment.

                  The Articles, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares.

                  The Series B Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

                  Section 12. Certain Definitions.

                  As used herein with respect to the Series B Preferred Stock, the following terms shall have the following meanings:

                  (A) The term "Common Stock" means the class of common stock designated as the Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

                  (B) The term "junior stock" (i) as used in Section 4 means the common stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series B Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 6, shall mean the common stock and any other class or series of capital stock of the Corporation over which the Series B Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  (C) The term "parity stock" (i) as used in Section 4, means any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

                                  ARTICLE SIXTH

         Shareholder's cumulative voting rights for the election of directors are eliminated and denied.

                                 ARTICLE SEVENTH

         (a) The Directors, other than those who may be elected by the holders of any class or series of stock entitled to elect directors separately, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fifth hereof relating to the rights of the holders of any class or series of stock entitled to elect Directors separately, newly created directorships resulting from any increase in the number of Directors and separately, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the Directors in the manner provided in the By-laws of the Corporation, to hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         (c) Except for the rights of any class or series of stock entitled to elect Directors separately, any Director may be removed from office, without assigning any cause, but only by the affirmative vote of the holders of 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

         (d) Notwithstanding anything contained in the Articles of Incorporation or By-laws to the contrary, and subject to the rights of any class or series of stock entitled to elect Directors separately, the affirmative vote of the holders of at least 80 percent or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Seventh or to adopt any provision inconsistent herewith."

                                 ARTICLE EIGHTH

         (a) The holders of all the shares outstanding and entitled to vote may, by a majority vote, in the manner set forth in the By-laws, alter, amend or repeal the By-laws of the Corporation, provided, however, that the affirmative vote of the holders of 80 percent or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Sections 3.1, 3.4, 3.11 or 8.1 of the By-laws of the Corporation, or to adopt any provision inconsistent therewith.

         (b) The Board of Directors, by a majority vote of the members thereof, may make, alter, amend or repeal any provisions of the By-laws, in the manner set forth in the By-laws. The shareholders shall have the right to change such action by a majority vote of the shareholders entitled to vote thereon at any Annual Meeting duly convened after notice to the shareholders of such purpose, provided, however, that the vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to change such action with respect to Sections 3.1, 3.4, 3.11 or 8.1.

         (c) Notwithstanding anything contained in the Articles of Incorporation to the contrary, and subject to the rights of any class or series of stock entitled to elect Directors separately, the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Eighth or to adopt any provision inconsistent herewith.

                                  ARTICLE NINTH

         The vote of shareholders of the Corporation required to approve any Business Combination shall be as set forth in this Article Ninth. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.

         (a) (A) In addition to any affirmative vote required by law or the Articles of Incorporation or any resolution adopted pursuant to Article Fifth of the Articles of Incorporation, and except as otherwise expressly provided in (b) of this Article Ninth, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), in each case voting together as a single class (it being understood that for purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fifth of the Article of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Articles of Incorporation or any resolution or resolutions adopted pursuant to Article Fifth of the Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

                  (B) The term "Business Combination" as used in this Article Ninth shall mean:

                  (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary; or (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof), other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested Shareholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                  (b) The provisions of (a) of this Article Ninth shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs A and B are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Articles of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Fifth of the Articles of Incorporation.


                  (A) Such Business Combination shall have been approved by a majority of the Disinterested Directors, or


                  (B) Each of the six conditions specified in the following clauses (1) through (6) shall have been met:

                  (1) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                            (i) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                                            (ii) the Fair Market Value per share
                                    of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), whichever is higher; and

                  (2) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

                                            (i) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an interested Shareholder, whichever is higher;

                                            (ii) (if applicable) the highest
                                    preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                            (iii) the Fair Market Value per
                                    share of such class or series of Voting
                                    Stock on the Announcement Date or the
                                    Determination Date, whichever is higher; and

                  (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                  (4) after such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
                  Combination:

                                            (i) except as approved by a majority
                                    of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having preference over the Common Stock as to dividends or upon liquidation;

                                            (ii) there shall have been (x) no
                                    reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
                                    (y) an increase in such annual rate of
                                    dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                                            (iii) such Interested Shareholder
                                    shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                  (5) after such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (c) For the purposes of this Article Ninth:

                  (A) A "person" shall mean any individual, firm, corporation or other entity.

                  (B) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which: (1) is the beneficial owner, directly or indirectly, of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or

                  (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

                  (3) is an assignee or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (C) A person shall be a "beneficial owner" of any Voting
            Stock:

                  (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                  (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to (c)(B) of this Article Ninth, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


                  (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 25, 1984.

                  (F) "Subsidiary" means any corporation of which more than 50 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in (c)(B) of this Article Ninth, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

                  (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  (H) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question as quoted by the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  (I) In the event of any Business Combination in which the Corporation survives, the phase "other consideration to be received" as used in
(b)(B)(1) and (2) of this Article Ninth shall include the shares of the Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

                  (K) "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

                  (L) "Substantial Part" means more than 50 percent of the book value of the total assets of the entity in question, as of the end of its most recent fiscal year ending period to the Consummation Date.

         (d) A majority of the Disinterested Directors of the Corporation shall have the right and power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Ninth, including, without limitation (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person and (D) whether the requirements of (b) of this Article Ninth have been met with respect to any Business Combination. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Ninth.

         (e) Nothing contained in this Article Ninth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (f) Notwithstanding anything contained in the Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Ninth or to adopt any provision inconsistent herewith.